Exhibit 3.10

BYLAWS
of
DESTICON GAS LIQUIDS, INC.

ARTICLE I
Offices

The principal office of the corporation in the state of Washington shall be located in the city of Sumas. The corporation may have such other offices, either within or without the state of Washington as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by the Washington Business Corporation Act to be maintained in the state of Washington may be, but need not be, identical with the principal office in the state of Washington, and the address of the registered office may be changed from time to time by the Board of Directors or by officers designated by the Board of Directors.

ARTICLE II
Shareholders

Section 1.   Annual Meeting.   The annual meeting of the shareholders shall be held on the first Tuesday in July each year at the hour of 11:30 a.m., or any other time as may be fixed by action of the shareholders, for the purpose of electing Directors and the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Washington, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholder or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.   Special Meeting.   Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, or the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

Section 3.   Place of Meeting.   The Board of Directors may designate any place within or without the state of Washington as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the state of Washington.

Section 4.   Notice of Meeting.   Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 5.   Quorum.   A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

Section 6.   Voting of Shares.   Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders and, if a quorum is present, the affirmative vote of the majority of such shares represented at the meeting shall be the act of the shareholders.

Section 7.   Informal Action by Shareholders.   Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 8.   Shareholder Presence — Conference Calls.   Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

ARTICLE III
Board of Directors

Section 1.   General Powers.   The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2.   Number, Tenure and Qualifications.   The number of Directors of the corporation shall be three. Each Director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified, or until removed from office if earlier removed with or without cause by affirmative vote of a majority of the outstanding shares entitled to vote. Directors need not be residents of the state of Washington or shareholders of the corporation.

Section 3.   Regular Meeting.   A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the state of Washington, for the holding of additional regular meetings without other notice than such resolution.

Section 4.   Special Meetings.   Special meetings of the Board of Directors or any committee designated by the Board of Directors may be called by or at the request of the President or any Director. The person authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Washington, as the place for holding any special meeting of the Board of Directors called by such person.

Section 5.   Notice.   Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his or her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice by given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6.   Quorum.   A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7.   Manner of Acting.   The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8.   Action Without a Meeting.   Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

Section 9.   Removal.   Any Director or the entire Board of Directors may be removed, with or without cause, by affirmative vote of a majority of the outstanding shares entitled to vote at a meeting of shareholders called expressly for that purpose.

Section 10.   Vacancies.   Any vacancy occurring in the Board of-Directors may be filled by the -affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

Section 11.   Compensation.   Except by resolution of the Board of Directors, no salary or fees shall be payable to the Directors for their services as Directors or in connection with their attendance at meetings of Directors.

Section 12.   Presumption of Assent.   A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 13.   Telephonic Meetings.   Members of the Board of Directors or any committee designated by the Bylaws or appointed by the Board of Directors may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

ARTICLE IV
Officers

Section 1.   Number.   The officers of the corporation shall be a President, any number or no Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer (which latter two offices may be combined as determined by the Board of Directors), each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary, except that when all of the issued and outstanding stock of the corporation is owned of record by one shareholder, one person may hold all or any combination of offices.

Section 2.   Election and Term of Office.   The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3.   Resignation or Removal.   Any officer or agent may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.   Vacancies.   A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.   President.   The President shall have general supervision and control over the business and affairs of the corporation subject to the authority of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.   The Vice President.   In the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice President shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7.   The Secretary.   The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (d) sign with the President, or Vice President, certificates for shares of the corporation, or contracts, deeds or mortgages the issuance or execution of which shall have been authorized by resolution of the Board of Directors; (e) in general perform all duties as from time to time may be assigned by the President or by the Board of Directors.

Section 8.   The Treasurer.   The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as authorized by the Board of Directors; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors.

Section 9.   Salaries.   The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

ARTICLE V
Certificates for Shares and Their Transfer

Section 1.   Certificates for Shares.   Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary and sealed with the corporate seal or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2.   Transfer of Shares.   Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with its transfer agent, if any, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VI
Fiscal Year

The fiscal year of the corporation shall end on December 31 each year.

ARTICLE VII
Distributions

The Board of Directors may authorize and the corporation may make distributions to its shareholders in the manner, and upon the terms and conditions, provided under the Washington Business Corporation Act.

ARTICLE VIII
Amendments

These Bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

I hereby certify the foregoing to be the Bylaws of Desticon Gas Liquids, Inc. which were adopted on                      .

/s/ Jade M. Stevenson
Jade M. Stevenson
Secretary